SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : April 23, 2012

Commission File No. 000-52622

Green Planet Bioengineering Co. Limited
(Exact name of registrant as specified in its charter)

Florida	37-1532842
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

19950 West Country Club Drive, Suite 100, Aventura, FL 33180

(Address of principal executive offices)

(305) 328-8662

(Issuer  telephone number)

(Former Name and Address)

ITEM 4.01           Change in Registrant’s Certifying Accountant

Effective April 23, 2012 BDO China Dahua CPA Co., Ltd (“BDO”) were dismissed as the independent registered public accounting firm for Green Planet Bioengineering Co. Limited., a Delaware Corporation (the “Registrant”) and Schulman Wolfson & Abruzzo, LLP (“SWA”) was engaged as the Registrant’s independent registered public accounting firm.

The reports on the Registrant’s financial statements for each of the two fiscal years ended December 31, 2010 and 2011 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The change in auditors was recommended and approved by the Board of Directors of Green Planet Bioengineering Co. Limited.

In connection with the audit of the Registrant’s financial statements for the fiscal year ended December 31, 2011 and through April 23, 2012 there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of BDO would have caused the auditor to make reference to the matter in its reports.

The Registrant has provided BDO with a copy of this current report on Form 8-K and has requested BDO to furnish the Registrant with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements and, if not, to state the respects in which it does not agree with such statements.  BDO’s response letter, dated April 23, 2012, is filed as Exhibit 16.1 to this current report on Form 8-K.

Prior to SWA’s engagement, the Registrant did not consult with SWA regarding either the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Registrant’s financial statements.

EXHIBITS:

EXHIBIT 16.1      BDO China Dahua CPA Co., Ltd, Response Letter

2

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Green Planet Bioengineering Co. Limited

April 23, 2012	/s/ Jordan Weingarten
Jordan Weingarten
President and Director

3